POWER OF ATTORNEY
      I hereby constitute and appoint each of Manny Bougoulas and Edy Mahoney, signing singly, my true and lawful attorney-in-fact to:

(1) execute for and on my behalf, in my capacity as an officer and/or director of Genome Therapeutics Corporation (the "Company"), Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;

(2) do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact's discretion.

      I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

        This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in Company securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

        IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 10th day of February 2004.
                                                        /s/ David B. Singer
                                                        __________________
                                                           David B. Singer
                                                Chairman, Genome Therapeutics Corp.